UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 30, 2022

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Dear Alpine 4 Holdings Class C Shareholders,

Thank you for your ownership of and belief in Alpine 4 Holdings, Inc. (the “Company”). This letter is being sent to all owners of shares of the Company’s Class C Common Stock relating to certain conversion rights applicable to the Class C Common Stock.

By way of background (and reminder), in 2019, the Company paid a Dividend to holders of the Company’s Class A Common Stock in the form of shares of Class C Common Stock. As explained in the Company’s public filings at the time, the Shares of Class C Common Stock were created with specific terms governing aspects such as voting rights, restrictions on resale, and conversion rights.

Over the past three years, the Class C shares have represented a powerful voting block at the Company’s annual shareholder meeting. This was the primary intent behind the Board’s decision to pay this dividend to you. As the Class C shares begin to become convertible into shares of Class A Common Stock, the Board and I wanted to remind you that the choice to convert your Class C shares is solely your decision. However, it is recommended that you consult with your tax professional and legal counsel on any tax consequences that may result from converting your Class C shares, as well as the SEC Rule 144 requirements as they may apply to you when converting your shares from Class C to Class A.

Conversion Schedule

Each one share of Class C common stock is convertible into one share of Class A common stock as follows:

•Between the date of issuance by the Company to the holder (the “Issuance Date”) and the third anniversary of the Issuance Date, the Class C common stock may not be converted into Class A common stock.
•Beginning on the third anniversary of the Issuance Date (the “Initial Conversion Date”), the shareholder may convert up to 25% of the Class C shares owned by such holder into shares of Class A common stock.
•Beginning on the fourth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.
•Beginning on the fifth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.
•Beginning on the sixth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.

The shares of Class C common stock were granted as a dividend to the holders of the Class A common stock on September 3, 2019 (the “Issuance Date”). As such, September 3, 2022, will be the third anniversary of the Issuance Date. Per the terms and conditions of the Class C common stock, on or after September 3, 2022, you may convert up to 25% of the Class C common shares into an equal number of Class A common shares.

Conversion Process

Brokerage Account Holders

If you hold Class C shares in a brokerage account, you will need to work with your broker to withdraw your Class C shares from your brokerage account and have them transferred back to the Company’s transfer agent, Vstock Transfer (Vstock). Vstock will hold those Class C shares for the remainder of the restriction period (or longer if you desire). You may then instruct Vstock with respect to the number of Class C shares you wish to convert into Class A shares within the allowed amount for the period. You will need to visit the following URL to download the instruction form to send to Vstock: https://alpine4.com/investors/shares-conversion

Thank you again for your support of and belief in Alpine 4.

Very truly yours,

ALPINE 4 HOLDINGS, INC.